UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

ZEROFOX HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39722	98-1557361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 S. Charles Street Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 936-9369

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZFOX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZFOXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Note Repurchase Agreement

As previously disclosed in a Current Report on Form 8-K filed by ZeroFox Holdings, Inc. (the “Company” or “ZeroFox”) with the Securities and Exchange Commission on February 6, 2024, the Company entered into an Agreement and Plan of Merger with ZI Intermediate II, Inc., a Delaware corporation (“Parent”) and HI Optimus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

On March 4, 2024, the Company and Corbin ERISA Opportunity Fund, Ltd. (the “Noteholder”) entered into a note repurchase agreement (the “Note Repurchase Agreement”), pursuant to which the Noteholder has agreed to sell and the Company has agreed to repurchase substantially concurrent with the Merger an aggregate principal amount of approximately $25.3 million of the Company’s 7.00%/8.75% Convertible Senior Cash/PIK Toggle Notes (the “Notes”) and any additional Notes acquired by the Noteholder at a purchase price equal to the entire aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, thereon to, but excluding, the repurchase date. The Notes were issued under the indenture dated as of August 3, 2022, by and between the Company and Wilmington Trust, National Association, as trustee.

The foregoing description of the Note Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Repurchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Ninth Amendment to Loan and Security Agreement

On March 4, 2024, ZeroFox, Inc., a wholly-owned subsidiary of the Company, as borrower, and the Company and its other subsidiaries, as guarantors, entered into a ninth amendment (the “Stifel LSA Amendment”) to the loan and security agreement with Stifel Bank (the “Stifel LSA Agreement”) which, among other things, provides for a waiver of a default arising from an investment in a subsidiary in excess of the permitted amount and an amendment of the definition of “Permitted Investment” under the Stifel LSA Agreement to increase the permitted amounts of investments in certain subsidiaries.

Affiliates of Stifel Bank have from time to time performed, and may in the future perform, various investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions.

The foregoing description of the Stifel LSA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Stifel LSA Amendment, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving ZeroFox. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, ZeroFox plans to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) relating to a special meeting of its stockholders and may file other documents with the SEC relating to the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that ZeroFox may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ZEROFOX ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED

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WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at a stockholder meeting of ZeroFox to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Investors and security holders will be able to obtain the Proxy Statement and other documents ZeroFox files with the SEC (when available) free of charge at the SEC’s website (http://www.sec.gov) or at ZeroFox’s investor relations website (https://ir.zerofox.com/) or by e-mailing ZeroFox from https://ir.zerofox.com/resources/investor-contacts.

Participants in the Solicitation

The Company and its directors and executive officers, including Adam Gerchen, Todd P. Headley, Paul Hooper, Thomas F. Kelly, Samskriti King, Teresa H. Shea and Barbara Stewart, all of whom are members of the Company’s board of directors, as well as James C. Foster, the Company’s Chief Executive Officer and Chairman of the board of directors, Timothy S. Bender, the Company’s Chief Financial Officer, Thomas P. FitzGerald, the Company’s General Counsel and Corporate Secretary, Scott O’Rourke, the Company’s Chief Revenue Officer, John R. Prestridge III, the Company’s Chief Product Officer, Michael Price, the Company’s Chief Technology Officer, and Kevin T. Reardon, the Company’s Chief Operating Officer, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding such persons’ direct or indirect interests, by security ownership or otherwise, can be found in the Company’s (i) Form 8-K, filed with the SEC on February 6, 2024 under the section entitled “Treatment of Company Equity Awards,” (ii) prospectus, filed with the SEC pursuant to Rule 424(b)(3) on September 26, 2023 under the section entitled “Limitations on Liability and Indemnification of Directors and Officers,” (iii) Form 8-K, filed with the SEC on January 18, 2023, (iv) definitive proxy statement on Schedule 14A for the Company’s Annual Meeting of Stockholders (the “2023 Annual Meeting Proxy Statement”), filed with the SEC on May 15, 2023 under the sections entitled “Security Ownership of Certain Beneficial Owners and Management” and “Outstanding Equity Awards at 2023 Fiscal Year End,” and (v) Form 8-K, filed with the SEC on February 20, 2024. Any changes in the holdings of the Company’s securities (including options and restricted stock units) by its directors or executive officers from the amounts set forth in the 2023 Annual Meeting Proxy Statement have been reflected in the following Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC: Form 4s, filed by Todd P. Headley on June 22, 2023 and September 14, 2023; Form 3, filed by Teresa H. Shea on June 30, 2023 and Form 4, also filed by Ms. Shea on September 14, 2023; Form 3, filed by Paul Hooper on June 30, 2023 and Form 4, also filed by Mr. Hooper on September 14, 2023; Form 3, filed by Barbara Stewart on June 30, 2023 and Form 4s, also filed by Ms. Stewart on July 12, 2023 and September 14, 2023; Form 4s, filed by James C. Foster on August 14, 2023, September 12, 2023 and October 11, 2023; Form 4s, filed by Scott O’Rourke on August 14, 2023 and October 11, 2023; Form 4s, filed by Kevin T. Reardon on August 14, 2023 and October 11, 2023; Form 4s, filed by Timothy S. Bender on August 14, 2023 and October 11, 2023; Form 4s, filed by Thomas P. FitzGerald on August 14, 2023 and October 11, 2023; Form 4s, filed by Michael Price on August 14, 2023 and October 11, 2023; Form 4s, filed by John R. Prestridge III on August 14, 2023 and October 11, 2023; Form 4, filed by Adam Gerchen on September 14, 2023; Form 4, filed by Samskriti King on September 14, 2023; and Form 4, filed by Thomas F. Kelly on September 14, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Note Repurchase Agreement, dated as of March 4, 2024, by and between ZeroFox Holdings, Inc. and Corbin ERISA Opportunity Fund, Ltd.

10.2	Ninth Amendment to Loan and Security Agreement dated as of March 4, 2024, by and among Stifel Bank, ZeroFox, Inc., as borrower, and ZeroFox Holdings, Inc. and certain subsidiaries as guarantor parties thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEROFOX HOLDINGS, INC.

Date: March 6, 2024	By:	/s/ Timothy S. Bender
	Name:	Timothy S. Bender
	Title:	Chief Financial Officer

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Exhibit 10.1

NOTE REPURCHASE AGREEMENT

This Note Repurchase Agreement (this “Agreement”) is made as of March 4, 2024 by and between ZeroFox Holdings, Inc., a Delaware corporation (“Buyer”) and Corbin ERISA Opportunity Fund, Ltd. (“Seller”). Buyer and Seller are collectively referred to herein as the “Parties” and each individually, a “Party.”

RECITALS

WHEREAS, on August 3, 2022 Buyer issued $150,000,000 aggregate principal amount of 7.00%/8.75% Convertible Senior Cash/PIK Toggle Notes due 2025, with CUSIP No. 98955GAA1 and ISIN No. US98955GAA13 (the “Notes”) under the Indenture, dated as of August 3, 2022 (the “Indenture”), between Buyer, as issuer (the “Issuer”) and Wilmington Trust, National Association, as trustee (the “Trustee”);

WHEREAS, Seller is the sole legal and beneficial owner of Notes in an aggregate principal amount of $25,321,439.25 (as such amount may be increased by the amount of any (i) additional Notes acquired by Seller after the date hereof, and (ii) PIK Notes issued to Seller as sole legal and beneficial owner after the date hereof and on or prior to the Closing Date pursuant to any PIK Election made under the Indenture, collectively, the “Seller’s Notes”);

WHEREAS, Buyer is party to that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Buyer, ZI Intermediate II, Inc. (“Parent”) and HI Optimus Merger Sub, Inc. (“Merger Sub”) (the “Merger Agreement”) pursuant to which Parent is expected to acquire Buyer through the merger of Merger Sub with and into the Buyer (the “Merger”), on the terms and subject to the conditions set forth therein, with the Buyer surviving the Merger.

WHEREAS, upon the Closing Date (as defined in the Merger Agreement, the “Acquisition Closing Date”) and substantially concurrently with the Merger, Seller wishes to sell to Buyer, and the Buyer wishes to purchase from the Seller, the Seller’s Notes, on the terms and subject to the conditions of this Agreement.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein, the Parties agree as follows:

1. Purchase and Sale of the Seller’s Notes.

(a) Agreement to Purchase and Sell; Purchase Price. Subject to the terms and conditions set forth herein, Seller hereby agrees to sell to the Buyer and Buyer hereby agrees to purchase from Seller, all of the Seller’s Notes at a purchase price equal to the entire aggregate principal amount of the Seller’s Notes plus accrued and unpaid interest, if any, thereon to, but excluding the Closing Date (as defined below) (the “Purchase Price”).

(b) Closing Date. Upon the Acquisition Closing Date, the purchase and sale of the Seller’s Notes pursuant to this Agreement (the “Closing”) shall occur on the Acquisition Closing Date substantially concurrently with the Merger (the “Closing Date”).

(c) Delivery of the Seller’s Notes. At the Closing, (i) Seller shall deliver, or take any actions as may be required to cause to be delivered any and all of the Seller’s Notes to the Trustee for cancellation (or as otherwise directed by the Buyer) in accordance with the terms of the Indenture and (ii) the Buyer shall deliver, or cause to be delivered, directly to Seller and not through the Depository Trust Company or other intermediary, by wire transfer, in accordance with the Seller’s wire instructions set forth on Schedule I, immediately available funds in an amount equal to the Purchase Price as consideration for delivery of such Seller’s Notes.

2. Representations, Warranties and Agreements of Seller. Seller hereby represents and warrants to, and agrees with, Buyer as of the date hereof and as of the Closing (as if such representations, warranties and agreements were made at Closing) as follows:

(a) Seller has duly executed and delivered this Agreement and has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement has received all requisite corporate, partnership or other organizational approvals, as the case may be, and no other action or proceeding on Seller’s part, is necessary to authorize the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby.

(b) As of the date hereof, Seller has good and marketable title to, and is the sole legal and beneficial owner of, and on the Closing Date until delivery thereof to Buyer, subject to Section 4, Seller will continue to have good and marketable title to, and be the sole legal and beneficial owner of, the Seller’s Notes in the principal amount set forth above (including as such amount may be increased as set forth above), free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever, arising out of any act of Seller or otherwise.

(c) Seller is a “Qualified Institutional Buyer” as defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). Seller is a sophisticated, experienced and well-informed institutional investor and has knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and advisability of the transactions contemplated by this Agreement. Seller understands the merits and economic risks associated with the sale of the Seller’s Notes under this Agreement and is entering into this Agreement with a full understanding of the terms under this Agreement and such merits and economics risk.

3. Representations, Warranties and Agreements of Buyer. Buyer hereby represents and warrants to, and agrees with, Seller as of the date hereof and as of the Closing (as if such representations, warranties and agreements were made at Closing) as follows:

(a) Buyer has duly executed and delivered this Agreement and has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement have received all requisite organizational approvals and no other action or proceeding on Buyer’s part, or any other party, are necessary to authorize this Agreement and the transactions contemplated hereby.

(b) None of the execution, delivery and performance by the Buyer of this Agreement, or the consummation by the Buyer (or its affiliates, as applicable) of the transactions contemplated hereby or compliance by the Buyer (or any affiliates) with or fulfillment by the Buyer (or its affiliates) of the terms, conditions and provisions hereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any

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encumbrance upon any assets of the Buyer under, (A) the certificate of incorporation, bylaws or other organizational documents of the Buyer, or (B) any material indenture, note, mortgage, lease, guaranty or material agreement, or any judgment, order, award or decree, to which the Buyer or any of its affiliates is a party.

(c) None of the Buyer nor any of its affiliates is a party to any action, suit or proceeding pending or, to the knowledge of the Buyer, threatened which, if adversely determined, would reasonably be expected to restrict the ability of the Buyer to consummate promptly the transactions contemplated by this Agreement. There is no order to which the Buyer or any of its affiliates is subject which would reasonably be expected to restrict the ability of the Buyer to consummate promptly the transactions contemplated by this Agreement.

(d) The Buyer will have as of the Closing Date, on hand (or access through committed credit facilities to) adequate funds to perform all of its obligations under this Agreement (including, but not limited to, payment of the Purchase Price and all fees and expenses required to be paid by Buyer in connection with the transactions contemplated by this Agreement), and there is no restriction or condition on the use of such funds for such purposes or fact or circumstance that, individually or in the aggregate with all other facts and circumstances, could reasonably be expected to prevent or delay the availability of such funds at the Closing. The Buyer is solvent as of the date of this Agreement and will, immediately after giving effect to all of the transactions contemplated by this Agreement, including payment of the Purchase Price and all other amounts required to be paid, borrowed or refinanced in connection with the consummation of the transactions contemplated by this Agreement and all related fees and expenses, be solvent at and after the Closing Date

4. Lock-Up. Seller agrees that, from the date hereof until the Termination Date (as defined below), it shall not, without the prior written consent of both Parent and the Buyer, offer, sell, pledge, contract to sell, grant any option to acquire, lend or otherwise dispose of or encumber any of the Seller’s Notes, or agree to or authorize any of the foregoing, except as contemplated by this agreement; provided, that Seller may transfer some or all of Seller’s Notes to any third party that has executed a joinder to this Agreement with respect to the Notes so transferred, in the form attached hereto as Exhibit A, agreeing to be bound by the terms hereof with respect to such transferred Notes (it being understood that the Seller shall be released from this Agreement solely with respect to any such Notes transferred to a third party who has tendered a joinder agreement with respect to such Notes to the Buyer).

5. Further Assurances. After the date hereof, each Party agrees to proceed diligently and in good faith to take, or cause to be taken, all commercially reasonable actions necessary, proper or advisable or as may be reasonably requested by another Party hereto from time to time in order to fully effect and accomplish the transactions contemplated in this Agreement and the intent of this Agreement.

6. Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of New York.

7. No Waiver/Remaining Notes. A Party’s failure or delay in exercising any rights hereunder does not operate as a waiver thereof, nor does a Party’s partial exercise preclude any other or further exercise of any such rights.

8. Assignment. This Agreement is binding upon each of the Parties and their respective, successors and assigns; provided, that, subject to Section 4, no Party may assign any of its rights or obligations hereunder to any third party without the prior written consent of Buyer, in the case of an assignment by Seller, and Seller, with respect to an assignment by Buyer; provided, however, that Buyer

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may assign any of its rights or obligations hereunder to Parent or any other person that, directly or indirectly, controls, or is controlled by, or is under common control with Parent. Except as otherwise set forth in the preceding sentence, any attempted assignment by a Party without such consent is null and void.

9. Counterparts. This Agreement may be executed in multiple counterparts (and by .pdf or other electronic method), each of which taken together constitutes one agreement. This Agreement is effective when it has been executed and delivered by all Parties.

10. No Third Party Beneficiaries. No provision of this Agreement is intended or shall be construed to confer upon or give any person or entity, other than the Parties hereto and their respective assigns, any rights or remedies under this Agreement.

11. Amendment. No modifications or amendments to this Agreement are binding on any Party unless and until such modifications or amendments are executed in writing by an authorized representative of such Party.

12. Venue; No Jury Trial. Each Party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding in such courts. Each Party hereby waives any right to trial by jury in any proceeding arising out of or relating to this Agreement.

13. Survival of Representations and Warranties. All representations and warranties under this Agreement made by each Party shall survive, and not be waived by, the performance or termination of this Agreement.

14. Entire Agreement. This Agreement supersedes all prior negotiations, understandings and agreements among the Parties relating to the subject matter hereof and constitutes the entire understanding and agreement among the Parties with respect to the same.

15. Termination. Notwithstanding any other provision hereof to the contrary, if the Closing has not occurred by the Termination Date (as defined in the Merger Agreement, the “Termination Date”), then this Agreement shall terminate and be of no further force and effect.

16. Conditions to Closing. The obligations of the Seller to deliver the Seller’s Notes, and of the Buyer to deliver the Purchase Price, at Closing are subject to the following conditions precedent: (i) the Merger shall have occurred in accordance with the terms and conditions of the Merger Agreement, (ii) the representations and warranties of the Seller on the one hand, and of the Buyer on the other, contained in Sections 2 and 3, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing and (iii) the Seller on the one hand, and the Buyer on the other, shall have performed and complied with all the agreements on their part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date, in each case, in all material respects.

17. Expenses. All costs and expenses incident to the negotiation, preparation, execution and performance of this Agreement shall be paid by the Party incurring or required to incur such costs and expenses.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

BUYER:

ZEROFOX HOLDINGS, INC.

By:	/s/ James Foster
Name:	James Foster
Title:	CEO

SELLER:

CORBIN ERISA OPPORTUNITY FUND, LTD.

By: Corbin Capital Partners, L.P.
Title: Investment Manager

By:	/s/ Daniel Friedman
Name: Daniel Friedman
Title: General Counsel

[Signature Page to Note Repurchase Agreement]

SCHEDULE I

WIRE TRANSFER INSTRUCTIONS

[INSERT SELLER NAME]

Bank Name:	[*****]
Bank Address:	[*****]
Bank ABA:	[*****]

Account Name:	[*****]
Account Number:	[*****]
Reference:	[*****]

Schedule I-

Exhibit A

Form of Joinder Agreement

ZeroFox Holdings, Inc.

[Address]

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Note Repurchase Agreement, dated as of [•], 2024 (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), by and among the Buyer and the Sellers party thereto and joins thereto with respect to the Notes set forth on the signature page hereto purchased from [Prior Seller] (the “Purchased Notes”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

1. Agreement to be Bound. The Joinder Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached hereto as Annex I (as the same has been or may hereafter be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the provisions thereof). The Joinder Party shall hereafter be deemed to be a “Seller” and a “Party” for all purposes under the Agreement and with respect to the Purchased Notes held such Joinder Party.

2. Representations and Warranties. The Joinder Party hereby makes the representations and warranties of the Seller set forth in the Agreement to each other Party.

3. Notice. The Joinder Party shall deliver an executed copy of this joinder agreement (the “Joinder”) to the Buyer at the address below:

[To come]

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Schedule I-

Date Executed:

Name:
Title:
Address:

E-mail address(es):

Aggregate Principal Amount of Notes

Exhibit 10.2

NINTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 4, 2024, is executed and delivered by ZEROFOX, INC. (“Borrower”), ZEROFOX HOLDINGS, INC., ZEROFOX HOLDINGS, LLC, IDX FORWARD MERGER SUB, LLC, IDENTITY THEFT GUARD SOLUTIONS, INC., ZEROFOX CHILE HOLDINGS, LLC, ZEROFOX INDIA HOLDING, LLC, LOOKINGGLASS CYBER SOLUTIONS, LLC, and LGCS ACQUISITION HOLDCO, LLC (each a “Guarantor” and, collectively, “Guarantors”; Borrower and Guarantors are each a “Loan Party” and, collectively, “Loan Parties”) and STIFEL BANK (“Bank”). Except where otherwise noted, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement (as defined below).

RECITALS

a. Bank and Loan Parties are parties to that certain Loan and Security Agreement dated as of January 7, 2021, as amended by the First Amendment and Joinder to Loan and Security Agreement dated as of June 7, 2021, the Waiver dated as of August 27, 2021, the Second Amendment and Waiver to Loan and Security Agreement dated as of December 8, 2021, the Third Amendment to Loan and Security Agreement dated as of December 16, 2021, the Fourth Amendment to Loan and Security Agreement dated as of February 10, 2022, the Fifth Amendment to Loan and Security Agreement dated as of August 3, 2022, the Sixth Amendment and Joinder to Loan and Security Agreement dated as of October 6, 2022, the Seventh Amendment to Loan and Security Agreement dated as of April 21, 2023, and the Eighth Amendment and Joinder to Loan and Security Agreement dated as of May 31, 2023, each among Loan Parties and Bank (as so amended, the “Existing Loan Agreement”).

b. From and after the date hereof, Loan Parties and Bank desire to amend the terms and provisions of the Existing Loan Agreement as provided herein, and the Existing Loan Agreement, as supplemented by this Amendment, and as hereafter further supplemented, amended, modified or restated from time to time, shall be referred to collectively as the “Loan Agreement.”

NOW, THEREFORE, in consideration of the promises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:

1. Incorporation. The foregoing preamble and recitals are incorporated herein by this reference.

2. Waiver. Loan Parties are currently in default under Section 7.7 (Investments) of the Loan Agreement for making Investments in ZeroFox Chile SpA (either directly or indirectly through ZeroFox Chile Holdings LLC) in an aggregate amount exceeding Two Million Five Hundred Thousand Dollars ($2,500,000) during a six-month period ending before the date of this Amendment (the “Existing Default”). Provided that Borrower complies with the terms and conditions of this Amendment (and subject to Section 9 below), Bank waives the Existing Default. Bank does not waive any failure to comply with the above-referenced section of the Loan Agreement after the date of this Amendment, and Bank does not waive any other failure by a Loan Party to perform its Obligations under the Loan Documents at any time. This waiver is not a continuing waiver with respect to any failure to perform any Obligation, is specific as to content and time, and shall not constitute a waiver of any current or future default or breach of any covenants contained in the Loan Agreement or the terms and conditions of any other Loan Document, other than the Existing Default. Bank may exercise its rights or any other or further rights against Loan Parties arising from any other breach not waived herein. Bank’s failure at any time to require strict performance by Loan Parties of any provision not waived herein shall not affect any right of Bank thereafter to demand strict compliance and performance. Any further suspension or waiver of a right must be in writing signed by an officer of Bank.

3. Amendment. The Loan Agreement is hereby amended as follows:

(a) Clause (j) of the defined term “Permitted Investment” in Section 1.1 of the Loan Agreement is hereby amended and restated, as follows:

(j) Investments by Borrower in (i) ZeroFox Chile SpA (either directly or indirectly through ZeroFox Chile Holdings LLC), in an aggregate amount not to exceed Four Million Dollars ($4,000,000) during any six-month period, (ii) ZeroFox UK Ltd in an aggregate amount not to exceed Four Million Five Hundred Thousand Dollars ($4,500,000) during any six-month period, (iii) ZeroFox India Private Limited (either directly or indirectly through ZeroFox India Holding, LLC), in an aggregate amount not to exceed Three Million Dollars ($3,000,000) during any six-month period, and (iv) Lookingglass Cyber Solutions Europe s.r.o. (either directly or through a Subsidiary) in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) during any six-month period; provided that, no Investment made by Borrower in any of the entities described in this subsection within any six-month period shall prevent Borrower from making an Investment not to exceed the amounts described in this subsection in any other six-month period, regardless of whether such Investment is made prior to the Closing Date;

4. Release.

(a) Loan Parties acknowledge that Bank would not enter into this Amendment without Loan Parties’ assurance hereunder. Except for the obligations arising hereafter under the Loan Agreement, Loan Parties hereby absolutely discharge and release Bank, any person or entity that has obtained any interest from Bank under the Loan Agreement and each of Bank’s and such entity’s former and present partners, stockholders, officers, directors, employees, successors, assignees, agents, and attorneys from any known or unknown claims which Loan Parties now have against Bank of any nature, including any claims that Loan Parties, their successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort, or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby.

(b) The provisions, waivers, and releases set forth in this Section are binding upon Loan Parties’ shareholders, members, agents, employees, assigns, and successors in interest. The provisions, waivers, and releases of this Section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns, and successors in interest.

(c) Loan Parties warrant and represent that Loan Parties are the sole and lawful owners of all right, title and interest in and to all of the claims released hereby, and Loan Parties have not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Loan Parties shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

(d) The provisions of this Section shall survive payment in full of the Obligations, full performance of all of the terms of this Amendment and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.

5. No Course of Dealing; Strict Performance. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Loan Parties of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

6. Ratification; No Amendment. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof.

7. Representations and Warranties; No Event of Default. Loan Parties hereby represent and warrant to Bank, which representations and warranties shall survive the execution and delivery hereof, that: (a) this Amendment is the legally valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, (b) each of the representations and warranties contained in the Loan Agreement, as well as all other representations and warranties contained in the other Loan Documents, are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) to the extent required under the Loan Agreement, and (c) except for the Existing Default, no Event of Default has occurred and is continuing.

8. Counterparts; Facsimile and Other Electronic Transmission. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute for all purposes effective delivery thereof. Electronic records of this executed Amendment maintained by Bank shall be deemed to be originals.

9. Conditions to Effectiveness. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Loan Parties;

(b) payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, which may be debited from Borrower’s accounts; and

(c) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

10. Governing Law. This Amendment shall be deemed to have been made under and shall be governed by the laws of the State of New York (without regard to choice of law principles except as set forth in Section 5-1401 of the New York General Obligations Law) in all respects, including matters of construction, validity and performance, and none of its terms or provisions may be waived, altered, modified or amended except as Bank may consent thereto in a writing duly signed for and on its behalf.

11. Dissolution of VigilanteATI, Inc. and RBP Financial Services, LLC. Bank and Loan Parties acknowledge the dissolution of VigilanteATI, Inc. and RBP Financial Services, LLC, each of which was a wholly owned subsidiary of ZeroFox, Inc., in September 2023 (the “Subsidiary Dissolutions”). Each Loan Document is hereby amended wherever necessary to reflect the Subsidiary Dissolutions.

12. Post-Closing. Loan Parties shall deliver to Bank, within seven (7) days after the date of this Amendment, original wet-ink signatures to the documents executed by Loan Parties referenced in Section 9 of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

ZEROFOX, INC.

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

GUARANTORS:

ZEROFOX HOLDINGS, INC.

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

ZEROFOX HOLDINGS, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

IDX FORWARD MERGER SUB, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

IDENTITY THEFT GUARD SOLUTIONS, INC.

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

ZEROFOX CHILE HOLDINGS, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title:	Chief Financial Officer, ZeroFox, Inc., Manager

[Signature Page to Ninth Amendment to Loan and Security Agreement]

GUARANTORS (cont.):

ZEROFOX INDIA HOLDING, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer, ZeroFox, Inc. Manager

LOOKINGGLASS CYBER SOLUTIONS, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

LGCS ACQUISITION HOLDCO, LLC

By:	/s/ Timothy Bender
Name: Timothy Bender
Title: Chief Financial Officer

[Signature Page to Ninth Amendment to Loan and Security Agreement]

BANK:

STIFEL BANK

By:	/s/ James C. Binz
Name: James C. Binz
Title: Executive Vice President

[Signature Page to Ninth Amendment to Loan and Security Agreement]